UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

HotApp Blockchain Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-194748	47-4742558
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (301) 971-3940

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

Expansion into New Business Activities

HotApp Blockchain Inc. (the “Company”) is launching a new enterprise and expanding its activities to include the development and commercialization of Blockchain related technologies and ICO Technology Consulting in addition to the previous activities of the Company. The initial services to be offered include ICO white paper development, Blockchain architecture design and smart contract design, website development and technology consulting services.

The Company announced today its plans to create two new cryptocurrency exchange platforms, one in Asia and one in the United States. Accordingly, the Company has created a new wholly-owned subsidiary, Crypto Exchange Inc., which is intended to conduct such operations. This new plan is currently in the development stage, as the Company identifies and enters into agreements with appropriate new employees, consultants and partners to assist the Company in achieving its goals. The Company intends to provide additional information to the public as such plan is further developed.

In connection with this new plan, the Company has issued a press release dated as of February 1, 2018, attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated as of February 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HotApp Blockchain Inc.

Date: February 1, 2018	By:	/s/ Conn Flanigan
Name: Conn Flanigan
Title: Secretary and Director

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